                                                                   EXHIBIT 10.10


UNITED STATES                                                      SERIAL NUMBER
DEPARTMENT OF THE INTERIOR                                               W-72989
BUREAU OF LAND MANAGEMENT

                                   COAL LEASE

This lease, is entered into on August 10, 1981, by the United States of America, the lessor, through the Bureau of Land Management, and

Medicine Bow Coal Company
500 North Broadway.
St. Louis, Missouri 63102

the lessee, and shall become effective on September l, 1981.

Sec. 1. STATUTES AND REGULATIONS This lease is issued pursuant and subject to the terms and provisions of the Mineral Leasing Act of February 25, 1920, 41 Stat. 437, as amended, 30 U.S.C. Sections 181-287, hereafter referred to as the Act, and of the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C.
Section 1201 et seq., the Federal Coal Leasing Amendments Act of 1976, as amended, 90 Stat. 1083-1092, and in the case of acquired lands, the Mineral Leasing Act for Acquired Lands of September 7, 1947, as amended, 30 U.S.C. 351-359 et seq. This lease is also subject to all regulations of the Secretary of the Interior (including, but not limited to, 30 CFR Part 211 and Chapter VII and 43 CFR Group 3400), and to all regulations of the Secretary of Energy promulgated pursuant to Section 302 of the Department of Energy Organization Act of 1977, 42 U.S.C. Section 7152, which are now in force or (except as expressly limited herein) hereafter in force, and all of such regulations are made a part hereof.

WITNESSETH:

Sec. 2. RIGHTS OF LESSEE The lessor, in consideration of any bonus paid ( or to be paid if deferred), rents and royalties and other conditions hereinafter set forth, hereby grants and leases to the lessee the exclusive right and privilege to mine and dispose of all surface minable coal in the following described tracts (leased lands) situated in the State of Wyoming, County of Carbon:

6th Principal Meridian, Wyoming

T. 23 N., R. 83 W.,
sec. 4, lots 1 to 4, inclusive, S 1/2N 1/2, and S 1/2 (All);
sec. 6, lots 1 to 7, inclusive, S 1/2NE 1/4, SE 1/4NW 1/4, E 1/2SW 1/4, and SE 1/4 (All);
sec. 18, lots 1 to 4, inclusive, E 1/2, and E 1/2W 1/2 (All);
sec. 30, lots 3 and 4, E 1/2, and E 1/2SW 1/4.

T. 24 N., R. 83 W.,
sec. 30, lots 2, 3, and 4, S 1/2NE 1/4, SE 1/4NW 1/4, E 1/2SW 1/4, and SE 1/4;
sec. 32, All.

T. 23 N., R. 84 W.,
sec. 12, All;
sec. 24, E 1/2NE 1/4NE 1/4.

T. 24 N., R. 84 W.,
sec. 36, NE 1/4, E 1/2NW 1/4, and E 1/2SE 1/4.

containing 4,442.66 acres, more or less and, subject to the conditions, limitations, and prohibitions provided in this lease and in applicable acts and regulations, the right to construct on the leased lands all works, buildings, structures, equipment, and appliances which may be necessary and convenient for the mining and preparation of the coal for market, and subject to the conditions herein, provided, to use so much of the surface as may reasonably by required in the exercise of the rights and privileges herein granted for a period of 20 years and so long thereafter as the condition of continued operation is met.

Sec. 3. DILIGENT DEVELOPMENT AND CONTINUED OPERATION - The lessee shall engage in the diligent development of the coal resources subject to the lease. After diligent development is achieved, the lessee shall maintain continued operation of the mine or mines on the leased lands. The terms "diligent development" and "continued operation" are defined in the applicable regulations in Titles 10, 30 and 43 of the Code of Federal Regulations.

Sec. 4. BOND - The lessee shall file with the appropriate Bureau of Land Management office a lease bond in the amount of $25,000.00, for the use and benefit of the United States, to insure payment of deferred bonus payments, rentals, and royalties and to insure compliance with all other items of this lease, the regulations and the Act (except for reclamation within the area covered by a surface mining permit issued under the permanent regulatory program by the regulatory authority) and, if appropriate, for the protection of the interests of the surface owners on the leased lands. An increase in the amount of the lease bond may be required by the lessor at any time during the life of the lease to reflect changed conditions.

Sec. 5. RENTAL - An annual rental of $3.00 for each acre or fraction thereof shall be paid in advance on or before the anniversary date of this lease. This section shall not be subject to revision except in the course of lease readjustment.

Sec. 6. PRODUCTION ROYALTY - The lessee shall pay a production royalty of 12.5 percent of the value of coal produced by strip or auger mining methods. The value of coal shall be determined as set forth in the regulations in 30 CFR 211. Production royalties paid for a calendar month shall be reduced by the amount of any advance royalties paid under this lease to the extent that such advance royalties have not been used to reduce production royalties in a previous month. However, production royalties payable after the 20th year of the lease shall not be reduced by advance royalties paid during the first 20 years of the lease. Production royalties shall be payable the final day of the month succeeding the calendar month in which the coal is sold, unless otherwise specified in 30 CFR
211. The royalty rates provided in this section shall not be subject to revision except in the course of lease readjustment.

Sec. 7. ADVANCE ROYALTY - Upon request by the lessee the District Mining Supervisor may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of the condition of continued operation consistent with the regulations in 43 CFR 3473 and 30 CFR 211. The advance royalty shall be based on a percent of the value of a minimum number of tons which shall be determined in the manner established by the regulations in 43 CFR 3473.

Sec. 8. METHOD OF PAYMENTS - The lessee shall make rental payments to the appropriate Bureau of Land Management (BLM) office until production royalties become payable. Thereafter, all rentals, production royalties and advance royalties shall be paid to the appropriate office of the United States Geological Survey.

Sec. 9. EXPLORATION PLAN - The lessee shall not commence any exploration, except casual use, on the leased lands without an approved exploration plan. Exploration plans for leased lands covered by an approved mining permit shall be submitted to the Regional Director of the Office of Surface Mining in accordance with the regulations in 30 CFR Chapter VII. Exploration plans for leased lands not covered by an approved mining permit shall be submitted to the District Mining Supervisor in accordance with the regulations in 30 CFR 211.

Sec. 10. MINING PLAN - In accordance with the regulations in 30 CFR 211 and Chapter VII, the lessee shall submit a mining and reclamation plan not more than three years after the effective date of this lease. Mining operations shall not commence until after the mining and reclamation plan is approved. The mining and reclamation shall be conducted in accordance with the approved mining and reclamation plan. Exploration activities which were not included in the approved mining and reclamation plan require submittal of exploration plans in accordance with Section 9 of this lease.

Sec. 11. LOGICAL MINING UNIT (LMU) - This lease is automatically considered to be an LMU. This LMU may be enlarged, adjusted or diminished in accordance with the applicable regulations in Titles 10, 30 and 43 of the Code of Federal Regulations. The mining plan for the LMU shall require that the reserves of the LMU will be mined within a period of 40 years in accordance with 30 CFR 211 and 43 CFR 3400.0-5. The definition of LMU and LMU reserves and other applicable conditions are set forth in the regulations in 43 CFR 3400.0-5 and 3475, 30 CFR 211, and Title 10 of the Code of Federal Regulations.

Sec. 12. OPERATIONS ON LEASED LANDS - (a) In accordance with conditions of this lease, the exploration and mining and reclamation plans, the permit issued pursuant to 30 CFR Chapter VII, and all applicable acts and regulations, the lessee shall exercise reasonable diligence, skill, and care in all operations on leased lands. (b) The lessee shall minimize to the maximum extent possible wasting of the coal deposits and other mineral and nonmineral resources, including, but not limited to, surface resources which may be found in, upon, or under such lands.

Sec. 13. SPECIAL STATUTES - The lessee shall comply with the provisions of the Federal . Water Pollution Control Act (33 U.S.C. 1151-1175) and the Clean Air Act (42 U.S.C. 7401 et seq.).

Sec. 14. AUTHORIZATION OF OTHER USES AND DISPOSITION OF LEASED LANDS - (a) The lessor reserves the right to authorize other uses of the leased lands by regulation or by issuing, in addition to this lease, leases, licenses, permits, easements, or rights-of-way, including leases for the development of minerals other than coal under the Act. The lessor may authorize any other uses of the leased lands that do not unreasonably interfere with the exploration and mining operations of the lessee, and the lessee shall make all reasonable efforts to avoid interference with such authorized uses. (b) The lessor reserves the right:
(i) to sell or otherwise dispose of the surface of the leased lands under existing law or laws hereafter enacted insofar as said surface is not necessary for the use of the lessee in the extraction and removal of the coal therein, or
(ii) to dispose of any resource in such lands if such disposal will not unreasonably interfere with the exploration and mining operations of the lessee.
(c) If the leased lands have been or shall hereafter be disposed of under laws reserving to the United States the deposits of coal therein, the lessee shall comply with all conditions as are or may hereafter be provided by the laws and regulations reserving such coal.

Sec. 15. EQUAL OPPORTUNITY CLAUSE - The lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations and relevant orders of the Secretary of Labor.

Sec. 16. CERTIFICATION OF NONSEGREGATED FACILITIES - By entering into this lease, the lessee certifies that he does not and will not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not and will not permit his employees to perform their services at any location under his control where segregated facilities are maintained. The lessee agrees that a breach of this certification is a violation of the Equal Opportunity clause of this lease. As used in this certification, the term "segregated facilities" means, but is not limited to, any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Lessee further agrees that (except where lessee has obtained identical certifications from proposed contractors and subcontractors for specific time periods) lessee will obtain identical certifications from proposed contractors and subcontractors prior to award of contracts or subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that lessee will retain such certifications in lessee's files; and that lessee will forward the following notice to such proposed contractors and subcontractors (except where proposed contractor or subcontractor has submitted identical certifications for specific time periods). Notice to Prospective Contractors and Subcontractors of Requirement for Certification of Nonsegregated Facilities. A Certification of Nonsegregated Facilities, as required by the May 9, 1967, order (32 F.R. 7439, May 19, 1967) on Elimination of Segregated Facilities, by the Secretary of Labor, must be submitted prior to the award of a contract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. Certification may be submitted either for each contract and subcontract or for all contracts and subcontracts during a period (i.e., quarterly, semiannually, or annually).

Sec. 17. EMPLOYMENT PRACTICES - The lessee shall pay all wages due persons employed on the leased lands at least twice each month in lawful money of the United States. The lessee shall grant all miners and other employees complete freedom to purchase goods and services of their own choice. The lessee shall restrict the work-day to not more than 8 hours in any one day for underground workers, except in case of emergency. The lessee shall employ no person under the age of 16 years in any mine below the surface. If the laws of the State in which the mine is situated require the employment, in a mine below the surface, of persons of an age greater than 16 years, the lessee shall comply with those laws.

Sec. 18. MONOPOLY AND FAIR PRACTICES - The lessor reserves full authority to promulgate and enforce orders and regulations under the provisions of Sections 30 and 32 of the Act (30 U.S.C. Section 187 and 189) necessary to insure that any sale of the production from the leased lands to the United States or to the public is at reasonable prices, to prevent monopoly, and to safeguard the public welfare, and such orders and regulations shall upon promulgation be binding upon the lessee.

Sec. 19. TRANSFERS -

 X   This lease may be transferred in whole or in part to any person,
---
     association or corporation qualified under 43 CFR 3472.1-1 to hold a lease.

___ This lease may only be transferred in whole or in part to another public body, or to a person who will mine the coal on behalf of and for the use of the public body, or to a person for the limited purpose of creating a security interest in favor of a lender who agrees to be obligated to mine the coal on behalf of the public body. The transferee must be qualified under 43 CFR 3472.

___ This lease may only be transferred in whole or in part to other small businesses qualifying under 13 CFR 121 and 43 CFR 3472.2-2(c).

Any transfer of this lease in whole or in part is subject to the procedures and requirements for approval in the relevant regulations in 43 CFR 3400. A transfer will become effective on the first day of the month following its approval by the authorized officer, or, if the transferee requests, the first day of the month of the approval.

Sec. 20. RELINQUISHMENT OF LEASE - The lessee may file a relinquishment of the entire lease, a legal subdivision or aliquot part thereof, but not less than 10 acres, or any bed of the coal deposits therein. The relinquishment shall be filed in triplicate with the authorized officer. Upon the determination by the authorized officer that the public interest shall not be impaired, that all accrued rentals and royalties have been paid and that all of the obligations of the lessee under the regulations and the lease terms have been met, the relinquishment shall be accepted effective the date filed.

Sec. 21. NONCOMPLIANCE - Any failure to comply with the conditions of this lease, the approved exploration and mining and reclamation plans, the regulations, or applicable acts shall be dealt with in accordance with the procedures set forth in the regulations.

Sec. 22. WAIVER OF CONDITIONS - The lessor reserves the right to waive any breach of the conditions contained in this lease, except the breach of such conditions as are required by the Act, but any such waiver shall extend only to the particular breach so waived and shall not limit the rights of the lessor with respect to any future breach; nor shall the waiver of a particular breach prevent cancellation of this lease for any other cause, or for the same cause occurring at another time.

Sec. 23. READJUSTMENT OF TERMS AND CONDITIONS - (a) The lease is subject to readjustment on the 20th year after the effective date and on each 10th year thereafter. In order that the lease may be readjusted as close as possible to the dates when it becomes subject to readjustment, the lessor may propose the terms of readjustment of any conditions of this lease, including rental and royalty rates, before the 20th year after the effective date and before each 10-year interval thereafter. The authorized officer shall notify the lessee whether he intends to readjust the terms and conditions of the lease and, if he intends to readjust, the nature of the readjustments in accordance with the regulations in 43 CFR 3451. Unless the lessee, within 60 days after receipt of the proposed readjusted terms, files with the lessor an objection to the proposed readjusted conditions or relinquishes the lease as of the effective date of the readjustment, the lessee shall be deemed conclusive to have agreed to such conditions.

(b) If the lessee files objections to the proposed readjusted conditions, the existing conditions shall remain in effect until there has been an agreement between the lessor and the lessee on the new conditions to be incorporated in the lease, or until the lessee has exhausted his rights of appeal under Section 31 of this lease, or until the lease is relinquished, except that the authorized officer may provide in the notice of readjusted lease terms that the readjustment or any part thereof is effective pending the outcome of the appeal. If the readjusted royalty provisions are subsequently rescinded or amended, the lessee shall be permitted to credit any excess royalty payments against royalties subsequently due to the lessor.

Sec. 24. DELIVERY OF PREMISES - Upon termination of this lease for any reason or relinquishment of a part of this lease, the lessee shall deliver to the lessor in good order and condition all or the appropriate part of leased lands. Delivery of the leased lands shall include underground timbering and such other supports and structures as are necessary for the preservation of the mine or deposit, and shall be in accordance with all other applicable provisions of the regulations including 30 CFR 211 and Chapter VII, for the completion of operations and abandonment.

Sec. 25. PROPRIETARY INFORMATION - Geological and geophysical data and information, including maps, trade secrets, and commercial and financial information which the lessor obtains from the lessee shall be treated in accordance with 43 CFR Part 2, 30 CFR 211.5 and other applicable regulations. Total lease reserve figures developed from this information will not be confidential.

Sec. 26 LESSEE'S LIABILITY TO LESSOR - (a) The lessee shall be liable to the United States for any damage suffered by the United States in any way arising from or connected with the lessee's activities and operations under this lease, except where damage is caused by employees of the United States acting within the scope of their authority. (b) The lessee shall indemnify and hold harmless the United States from any and all claims arising from or connected with the lessee's activities and operations under this lease. (c) In any case where liability without fault is imposed on the lessee pursuant to this section, and the damages involved were caused by the action of a third party, the rules of subrogation shall apply in accordance with the law of the jurisdiction where the damages occurred.

Sec. 27. INSPECTIONS AND INVESTIGATIONS - (a) All books and records maintained by the lessee showing information required by this lease or regulations must be kept current and in such manner that the books and records can be readily checked at the mine, upon request, by the Regional Director or District Mining Supervisor or their representative. (b) The lessee shall permit any duly authorized officer or representative of the lessor at any reasonable time (1) to inspect or investigate the leased lands, the exploration and mining and reclamation operations, and all surface and underground improvements, works, machinery, and equipment, and all books and records pertaining to the lessee's obligations to the lessor under this lease and regulations; and (2) to copy, and make extracts from any such books and records.

Sec. 28. UNLAWFUL INTEREST - No member of, or Delegate to, Congress, or Resident Commissioner after his election or appointment, either before or after he has qualified and during his continuance in office, and no officer or employee of the Department of the Interior, except as provided in 43 CFR 7.4(a)(3), shall hold any share or part in this lease or derive any benefit therefrom. The provisions of Section 3741 of the Revised Statutes, as amended, 43 U.S.C.
Section 22, and the Act of June 25, 1948, 62 Stat. 702, as amended, 18 U.S.C. Sections 431-433, relating to contracts, enter into and form a part of this lease insofar as they may be applicable.

Sec. 29. APPEALS - The lessee shall have the right to appeal (a) under 43 CFR 3000.4 from an action or decision of any official of the Bureau of Land Management, (b) under 30 CFR 290 from an action, order, or decision of any official of the United States Geological Survey, or (c) under applicable regulations from any action or decision of any other official of the Department of the Interior arising in connection with this lease, including any action or decision pursuant to Section 23 of this lease with respect to the readjustment of conditions.

Sec. 30. DEFERRED BONUS - This lease is issued subject to the payment of $184,828.80 by the lessee as a deferred bonus. Payment of the deferred bonus by the lessee shall be made on a schedule specified in Section 31 (Special Stipulations) of this lease.

Sec. 31. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the Lessee shall comply with and be bound by the following special stipulations. These stipulations are also imposed upon the Lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the Lessee to comply with the terms of this lease. The Lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the Lessor and the Lessee at any time to adjust to changed conditions or to correct an oversight. The Lessor may amend these stipulations at any time without the consent of the Lessee in order to make them consistent with any new federal or state statutes and the regulations promulgated under authority or new statutes.

     (a) The Lessee shall return the surface of the leased lands to native range for livestock grazing, wildlife habitat and public recreation. Reclaimed areas will be fenced to exclude livestock and big game animals until new vegetation is established to the satisfaction of the Authorized Officer.

     (b) As determined by the Authorized Officer, the lessee will develop new, reliable water facilities to replace existing water facilities on public lands disturbed or destroyed by mining.

     (c) Range improvements on the leased lands will not be disturbed without prior written permission of the Authorized Officer. As determined by the Authorized, Officer, range improvements which are disturbed by the Lessee will be restored as soon as practicable.

     (d) The Lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease area. If any monuments, corners, or accessories are destroyed, obliterated, or damaged by this operation, the Lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories, at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the United States," and will record the survey in the appropriate county records, with a copy sent to the Authorized Officer.

     (e) The Lessee will be responsible for identification of alluvial valley floors (AVFs) consistent with Office of Surface Mining (OSM) definitions and will design the mine and reclamation plan to provide protection of the identified AVFs as required by OSM. All stipulations concerning compliance with the requirements of The Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et seq.) will be included in the document approving the mine plan.

     (f) CULTURAL RESOURCES - (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified, by the authorized officer of the BLM or of the surface managing agency (if different) on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian or historical architect, as appropriate), approved by the authorized officer of the surface managing agency (BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Regional Director of the Office of Surface Mining (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area) and the authorized officer of the BLM or the surface managing agency (if different). The lessee shall undertake measures, in accordance with instructions from the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area), to protect cultural resources on the leased land. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area).

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area), or the authorized officer of the surface managing agency if the Regional Director, or District Mining Supervisor, as appropriate, is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area). Within two (2) working days of notification, the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area) will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the authorized officer of the BLM or of the surface managing agency (if different).

(5) All cultural resources shall remain under the jurisdiction of the United States until ownership is determined under applicable law.

     (g) PALEONTOLOGICAL RESOURCES - (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall contact the Bureau of Land Management to determine whether the authorized officer will require the lessee to conduct a paleontological appraisal of the mine plan and adjacent areas, or exploration plan areas, that may be adversely affected by lease-related activities. If the authorized officer determines that one is necessary, the paleontological appraisal shall be conducted by a qualified paleontologist approved by the authorized officer of the surface managing agency (BLM if the surface is privately owned), using the published literature and, where appropriate, field appraisals for determining the possible existence of larger and more conspicuous fossils of scientific significance. A report of the appraisal and recommendations for protecting any larger and more conspicuous fossils of significant scientific interest on the leased lands so identified shall be submitted to the authorized officer of the surface managing agency (BLM if the surface is privately owned). When necessary to protect and collect the larger and more conspicuous fossils of significant scientific interest on the leased lands, the lessee shall undertake the measures provided in the approval of the mining and reclamation plan or exploration plan.

(2) The lessee shall not knowingly disturb, alter, destroy or take any larger and more conspicuous fossils of significant scientific interest, and shall protect all such fossils in conformance with the measures included in the approval of the mining and reclamation plan or exploration plan.

(3) The lessee shall immediately bring any such fossils that might be altered or destroyed by his operation to the attention of the Regional Director or the District Mining Supervisor, as appropriate. Operations may continue as long as the fossil specimen or specimens would not be seriously damaged or destroyed by the activity. The Regional Director or the District Mining Supervisor, as appropriate, shall evaluate or have evaluated such discoveries brought to his attention and, within five (5) working days, shall notify the lessee what action shall be taken with respect to such discoveries.

(4) All such fossils of significant scientific interest shall remain under the jurisdiction of the United States until ownership is determined under applicable law. Copies of all paleontological resource data generated as a result of the lease term requirements will be provided to the Regional Director or the District Mining Supervisor, as appropriate.

(5) The cost of any required salvage of such fossils shall be borne by the United States.

(6) These conditions apply to all such fossils of significant scientific interest discovered within the lease area whether discovered in the overburden, interburden, or coal seam or seams.

     (h) In order to protect existing raptor nests, no surface occupancy will be allowed on the lands described below. Any exceptions for support facilities such as telephone lines, powerlines, etc. may be allowed only with prior written permission of the Authorized Officer.

          T. 23 N., R. 83 W., 6th P.M.

               sec. 30, S1/2S1/2NE1/4, N1/2SE1/4, N1/2S1/2SE1/4.

     (i) The lessee shall comply with all valid and applicable laws and regulations of Federal, State, and local governmental authority.

DEFERRED BONUS PAYMENT SCHEDULE:

     Total amount of bid $231,036.00

1/5 in the amount of $46,207.20 was submitted on date of sale. (Balance is due and payable in equal installments on the first four anniversary dates of the lease).

1/5 in the amount of $46,207.20 due on September 1, 1982

1/5 in the amount: of $46,207.20 due on September 1, 1983

1/5 in the amount of $46,207.20 due on September 1, 1984

1/5 in the amount of $46,207.20 due on September 1, 1984

                               THE UNITED STATES OF AMERICA

                               By [SIGNATURE APPEARS HERE]
                                     Signing Officer

                                 Associate State Director
                                     (Title)


WITNESS TO SIGNATURE OF LESSEE      August 10, 1981
[SIGNATURE APPEARS HERE]            MEDICINE BOW COAL COMPANY  BLM, pc
                               By:  Dana Coal Company, Managing Venturer
                                    By: [SIGNATURE APPEARS HERE]
                                    (President: (Signature of Lessee)


                                         (Signature of Lessee)